    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 1999
                                                  REGISTRATION NO. 333-_________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                             BEYOND.COM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                94-3212136
     (State or Other Jurisdiction of                 (I.R.S. Employer
     Incorporation or Organization)               Identification Number)

                            1195 WEST FREMONT AVENUE
                           SUNNYVALE, CALIFORNIA 94087
                                 (408) 616-4200
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                BEYOND.COM CORPORATION 1999 STOCK INCENTIVE PLAN
           BEYOND.COM CORPORATION 1999 NON-QUALIFIED STOCK OPTION PLAN
            BEYOND.COM CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN

                       ----------------------------------
                              (Full Title of Plans)

                                 MARK L. BREIER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             BEYOND.COM CORPORATION
                            1195 WEST FREMONT AVENUE
                           SUNNYVALE, CALIFORNIA 94087
                                 (408) 616-4200
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 --------------

                                    Copy to:
                            RICHARD SCUDELLARI, ESQ.
                            MORRISON & FOERSTER LLP
                               755 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1018
                                 (415) 813-5600

                                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                            MAXIMUM           PROPOSED MAXIMUM        AMOUNT OF
       TITLE OF SECURITIES             AMOUNT TO        OFFERING PRICE       AGGREGATE OFFERING      REGISTRATION
        TO BE REGISTERED             BE REGISTERED       PER SHARE(1)             PRICE(1)               FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value per share..........          3,750,000            $16.875            $63,281,250.00          $17,593.00
===================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices reported on the Nasdaq National Market on September 1, 1999.

     In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

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                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

         2. The Company's Current Report on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, filed pursuant to Section 13 of the Exchange Act.

         3. The Registrant's Current Reports on Form 8-K filed on January 21, 1999, March 3, 1999 and April 13, 1999.

         4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 12, 1998.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS.

         Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond the indemnification specifically provided by the current law.

         Article IX of our Certificate of Incorporation, as amended, provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Article VI of our Bylaws provides for the indemnification of officers, directors and third parties acting on our behalf if such person acted in good faith and in a manner reasonably believed to be in, and not opposed to, our best interest and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         We have entered into indemnification agreements with our directors and executive officers, in addition to providing indemnification in our Bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable

ITEM 8.  EXHIBITS.

         4.1 Form of Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-51121), as amended, filed with the Commission on June 17, 1998.)

         4.2 Form of Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-51121), as amended, filed with the Commission on June 17, 1998.)

         5.1   Opinion of Morrison & Foerster LLP

         23.1  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

         23.2  Consent of Ernst & Young LLP, Independent Auditors

         24.1  Power of Attorney (see Signature Page)

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes;

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities bring registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Beyond.com Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on September 1, 1999.



                                        Beyond.com Corporation



                                        By:  /s/ Mark L. Breier
                                           -------------------------------------
                                             Mark L. Breier
                                             President, Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Mark
L. Breier and Michael J. Praisner, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                    Capacity                      Date
---------                                    --------                      ----

/s/ Mark L. Breier                           President, Chief Executive    September 1, 1999
----------------------------------------     Officer and Director
      Mark L. Breier                         (Principal Executive
                                             Officer)


/s/ Michael J. Praisner                      Vice President, Finance &     September 1, 1999
----------------------------------------     Administration, Chief
      Michael J. Praisner                    Financial Officer
                                             (Principal Financial and
                                             Accounting Officer)


/s/ William S. McKiernan                     Chairman of the Board of      September 1, 1999
----------------------------------------     Directors
      William S. McKiernan


/s/ Douglas Carlston                         Director                      September 1, 1999
----------------------------------------
      Douglas Carlston


/s/ John S. Chen                             Director                      September 1, 1999
----------------------------------------
      John S. Chen


/s/ Bert Kolde                               Director                      September 1, 1999
----------------------------------------
      Bert Kolde


/s/ Ronald S. Posner                         Director                      September 1, 1999
----------------------------------------
      Ronald S. Posner

                                INDEX TO EXHIBITS




EXHIBIT
NUMBER                              DOCUMENT
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  4.1 Form of Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1
          (Reg. No. 333-51121), as amended, filed with the Commission on June
          17, 1998.)

  4.2 Form of Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1
          (Reg. No. 333-51121), as amended, filed with the Commission on June
          17, 1998.)

  5.1     Opinion of Morrison & Foerster LLP

 23.1     Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

 23.2     Consent of Ernst & Young LLP, Independent Auditors

 24.1     Power of Attorney (see Signature Page)